Exhibit 99.1

Cactus Announces Third Quarter 2019 Results and Initiates Quarterly Cash Dividend

HOUSTON – October 30, 2019 – Cactus, Inc. (NYSE: WHD) (“Cactus” or the “Company”) today announced financial and operating results for the third quarter of 2019 and the initiation of a quarterly cash dividend.

Third Quarter 2019 Highlights

•	Reported revenue of $160.8 million;
•	Generated income from operations of $47.1 million;
•	Reported net income of $35.8 million(1) and diluted earnings per Class A share of $0.41(1)
•	Generated net income, as adjusted(2) of $36.1 million and diluted earnings per share, as adjusted(2) of $0.48;
•	Reported Adjusted EBITDA(3) and related margin(4) of $58.8 million and 36.6%, respectively;
•	Generated cash flow from operations during the third quarter of 2019 of $49.9 million; and
•	The Board of Directors declared a regular quarterly cash dividend of $0.09 per share.

Financial Summary

	Three Months Ended
	September 30,	June 30,	September 30,
	2019	2019	2018
	(in thousands)
Revenues	$160,808	$168,493	$150,658
Income from operations	$47,123	$51,450	$52,133
Operating income margin	29.3%	30.5%	34.6%
Net income (1)(5)	$35,833	$40,750	$43,648
Net income, as adjusted (2)	$36,097	$39,173	$39,157
Adjusted EBITDA (3)	$58,819	$62,718	$61,261
Adjusted EBITDA margin (4)	36.6%	37.2%	40.7%

(1)

Net income during the third quarter of 2019 is inclusive of $4.1 million in additional tax expenses related to the write-off of foreign tax credits and the reduction in expected future state tax benefits.

(2)

Net income, as adjusted and diluted earnings per share, as adjusted are non-GAAP financial measures. These figures assume Cactus, Inc. held all units in Cactus Wellhead, LLC (“Cactus LLC”), its operating subsidiary, at the beginning of the period. Additional information regarding net income, as adjusted and diluted earnings per share, as adjusted and the reconciliation of GAAP to non-GAAP financial measures are in the Supplemental Information tables.

(3)	Adjusted EBITDA is a non-GAAP financial measure. See definition of Adjusted EBITDA and the reconciliation of GAAP to non-GAAP financial measures in the Supplemental Information tables.

(4)	The percentage of Adjusted EBITDA to Revenues.
(5)	Net income for the second quarter of 2019 is inclusive of $4.0 million in additional tax expense related to a valuation allowance accrual.

Scott Bender, President and CEO of Cactus, commented, “I am pleased with our results for the third quarter, as the company exhibited resiliency in the face of declining activity with revenues outperforming the trajectory of the U.S. rig count. We continued to demonstrate the differentiated nature of our products and service execution, which has enabled us to maintain our attractive margin profile. Despite softness in overall completion activity, we are pleased with customer acceptance of our recent rental innovations. Once again, the quarter highlighted the Company’s ability to generate significant free cash flow, with cash growing by over $36 million during the period.

“Looking to the fourth quarter, lower drilling and completion activity is expected to reduce company revenues, though the impact will be mitigated somewhat as our October Product market share has improved from third quarter levels. While the impact of Section 301 tariffs and the typical seasonality in Field Service present potential margin headwinds, we will continue to operate with a focus on reducing costs and believe the impact of the tariffs will be less severe than previously anticipated.”

Mr. Bender concluded, “As always, we will maintain our focus on generating free cash flow and attractive returns on capital employed. A lower activity environment should highlight our ability to responsibly manage spending and expenses while generating substantial free cash flow. With this and our strong balance sheet in mind, I am pleased to announce that our board has authorized the introduction of a regular quarterly cash dividend of $0.09 per share, which highlights our ability to return cash to shareholders.”

Revenue Categories

Product

	Three Months Ended
	September 30,	June 30,	September 30,
	2019	2019	2018
	(in thousands)
Product revenue	$92,582	$94,494	$79,388
Gross profit	$34,814	$36,977	$32,572
Gross margin	37.6%	39.1%	41.0%

Third quarter 2019 product revenue decreased $1.9 million, or 2.0%, sequentially, as sales of wellhead equipment and production related equipment decreased due to reduced drilling and completion activity from our customers. Gross profit decreased $2.2 million, or 5.8%, sequentially, with margins declining 150 basis points primarily due to the impact of additional Section 301 tariffs. Cactus’ estimated market share(1) was 28.6% in the third quarter of 2019 compared to 29.4% during the second quarter of 2019.

(1)	Additional information regarding market share is located in the Supplemental Information tables.

Rental

	Three Months Ended
	September 30,	June 30,	September 30,
	2019	2019	2018
	(in thousands)
Rental revenue	$35,528	$39,576	$38,135
Gross profit	$18,334	$20,126	$22,786
Gross margin	51.6%	50.9%	59.8%

Third quarter 2019 rental revenue decreased $4.0 million, or 10.2%, sequentially, following a decrease in completion activity from the Company’s customers. Gross profit decreased $1.8 million sequentially due to lower revenue and an increase in depreciation expense. Margins increased 70 basis points, primarily due to a reduction in costs associated with the utilization of assets, which more than offset increased depreciation expense.

Field Service and Other

	Three Months Ended
	September 30,	June 30,	September 30,
	2019	2019	2018
	(in thousands)
Field service and other revenue	$32,698	$34,423	$33,135
Gross profit	$7,323	$7,599	$7,826
Gross margin	22.4%	22.1%	23.6%

Third quarter 2019 field service and other revenue decreased $1.7 million, or 5.0%, sequentially, as lower customer activity drove a decline in associated billable hours and ancillary services. Gross profit decreased $0.3 million, or 3.6%, sequentially.

Selling, General and Administrative Expenses (“SG&A”)

SG&A for the third quarter of 2019 was $13.3 million (8.3% of revenues), compared to $13.3 million (7.9% of revenues) for the second quarter of 2019 and $11.1 million (7.3% of revenues) for the third quarter of 2018.

Liquidity and Capital Expenditures

As of September 30, 2019, the Company had $167.5 million of cash, no bank debt outstanding and the full $75.0 million of capacity available under its revolving credit facility. Operating cash flow was $49.9 million for the third quarter of 2019, attributable to strong operating results and working capital metrics.

Net capital expenditures for the third quarter of 2019 were $9.0 million, driven largely by additions to the Company’s fleet of rental equipment, including recent innovations. For the full year 2019, the Company expects net capital expenditures to be in the range of $50 to $55 million.

Quarterly Dividend

Cactus today announced that its Board of Directors (the “Board”) has approved the initiation of a regular quarterly cash dividend. On October 29, 2019, the Board declared a cash dividend of $0.09 per share of Class A common stock to be paid on December 19, 2019 to holders of record of Class A common stock at the close of business on December 2, 2019. A corresponding distribution of $0.09 per CW Unit has been approved for holders of CW Units of Cactus Wellhead, LLC, which will have the same record and payment dates as applicable to the dividend declared with respect to the Company’s Class A common stock.

Mr. Bender added, “Cactus’ variable cost business model has demonstrated its ability to generate free cash flow through the cycle. Given our strong balance sheet and continued cash generation, we are well positioned to return cash to shareholders. The implementation of a quarterly dividend, which we hope to grow over time, reflects the confidence we have in our business.”

Conference Call Details

The Company will host a conference call to discuss financial and operational results tomorrow, Thursday, October 31, 2019 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time).

The call will be webcast on Cactus’ website at www.CactusWHD.com. Institutional investors and analysts may participate by dialing (866) 670-2203. International parties may dial (630) 489-9861. The access code is 9897427. Please access the webcast or dial in for the call at least 10 minutes ahead of start time to ensure a proper connection.

An archived webcast of the conference call will be available on the Company’s website shortly after the end of the call.

About Cactus, Inc.

Cactus designs, manufactures, sells and rents a range of highly engineered wellhead and pressure control equipment. Its products are sold and rented principally for onshore unconventional oil and gas wells and are utilized during the drilling, completion and production phases of its customers' wells. In addition, it provides field services for all its products and rental items to assist with the installation, maintenance and handling of the wellhead and pressure control equipment. Cactus operates service centers in the United States, which are strategically located in the key oil and gas producing regions, including the Permian, SCOOP/STACK, Marcellus, Utica, Eagle Ford and Bakken, among other areas, and in Eastern Australia.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Cactus’ control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Forward-looking statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “continue,” “potential,”

“will,” “hope” or other similar words and include the Company’s expectation of future performance contained herein. These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other “forward-looking” information. You are cautioned not to place undue reliance on any forward-looking statements, which can be affected by assumptions used or by known risks or uncertainties. Consequently, no forward-looking statements can be guaranteed.  When considering these forward-looking statements, you should keep in mind the risk factors and other factors noted in the Company’s Annual Report on Form 10-K and any Quarterly Reports on Form 10-Q. The risk factors and other factors noted therein could cause actual results to differ materially from those contained in any forward-looking statement.

Cactus, Inc.
John Fitzgerald, 713-904-4655
Director of Corporate Development and Investor Relations
IR@CactusWHD.com

Source: Cactus, Inc.

Cactus, Inc.

Condensed Consolidated Statements of Income

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
	(in thousands, except per share data)
Revenues
Product revenue	$92,582	$79,388	$273,716	$211,595
Rental revenue	35,528	38,135	113,601	102,224
Field service and other revenue	32,698	33,135	100,859	90,492
Total revenues	160,808	150,658	488,176	404,311

Costs and expenses
Cost of product revenue	57,768	46,816	168,303	128,897
Cost of rental revenue	17,194	15,349	54,435	41,477
Cost of field service and other revenue	25,375	25,309	79,105	70,084
Selling, general and administrative expenses	13,348	11,051	39,268	30,016
Total costs and expenses	113,685	98,525	341,111	270,474
Income from operations	47,123	52,133	147,065	133,837

Interest income (expense), net	373	(270)	489	(3,370)
Other income (expense), net	558	-	(484)	(4,305)
Income before income taxes	48,054	51,863	147,070	126,162
Income tax expense	12,221	8,215	22,041	14,564
Net income	$35,833	$43,648	$125,029	$111,598
Less: pre-IPO net income attributable to Cactus LLC	-	-	-	13,648
Less: net income attributable to non-controlling interest	16,494	24,976	57,475	63,191
Net income attributable to Cactus Inc.	$19,339	$18,672	$67,554	$34,759

Earnings per Class A share - basic	$0.41	$0.52	$1.53	$1.15
Earnings per Class A share - diluted (a)	$0.41	$0.52	$1.50	$1.14

Weighted average shares outstanding - basic	47,095	35,821	44,260	30,182
Weighted average shares outstanding - diluted (a)	47,322	36,229	75,337	30,522

(a)

Dilution for the three months ended September 30, 2019 excludes 28.0 million weighted average shares of Class B common stock as the effect would be anti-dilutive. Dilution for the nine months ended September 30, 2019 includes an additional $60.1 million of pre-tax income attributable to non-controlling interest adjusted for a corporate effective tax rate of 24%, and 30.8 million weighted average shares of Class B common stock plus the effect of dilutive securities. Dilution for the three and nine months ended September 30, 2018 excludes 39.1 million and 44.7 million weighted average shares of Class B common stock, respectively, as the effect would be anti-dilutive.

Cactus, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

	September 30,	December 31,
	2019	2018
	(in thousands)
Assets
Current assets
Cash and cash equivalents	$167,545	$70,841
Accounts receivable, net	100,305	92,269
Inventories	111,590	99,837
Prepaid expenses and other current assets	7,510	11,558
Total current assets	386,950	274,505

Property and equipment, net	157,124	142,054
Operating lease right-of-use assets, net	26,537	-
Goodwill	7,824	7,824
Deferred tax asset, net	231,224	159,053
Other noncurrent assets	1,478	1,308
Total assets	$811,137	$584,744

Liabilities and Equity
Current liabilities
Accounts payable	$40,959	$42,047
Accrued expenses and other current liabilities	19,706	15,650
Current portion of liability related to tax receivable agreement	14,815	9,574
Finance lease obligations, current portion	7,361	7,353
Operating lease liabilities, current portion	6,739	-
Total current liabilities	89,580	74,624

Deferred tax liability, net	822	1,036
Liability related to tax receivable agreement, net of current portion	206,105	138,015
Finance lease obligations, net of current portion	5,339	8,741
Operating lease liabilities, net of current portion	20,232	-
Total liabilities	322,078	222,416

Equity	489,059	362,328
Total liabilities and equity	$811,137	$584,744

Cactus, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Nine Months Ended September 30,
	2019	2018
	(in thousands)
Cash flows from operating activities
Net income	$125,029	$111,598
Reconciliation of net income to net cash provided by operating activities
Depreciation and amortization	28,264	21,829
Debt discount and deferred loan cost amortization	126	229
Stock-based compensation	5,257	3,384
Provision for bad debts	255	-
Inventory obsolescence	1,708	932
Loss on disposal of assets	820	1,759
Deferred income taxes	15,072	11,762
Loss on debt extinguishment	-	4,305
Gain from revaluation of liability related to tax receivable agreement	(558)	-
Changes in operating assets and liabilities:
Accounts receivable	(8,326)	(21,761)
Inventories	(14,513)	(22,866)
Prepaid expenses and other assets	4,032	(3,835)
Accounts payable	(4,334)	8,108
Accrued expenses and other liabilities	4,694	6,906
Payments pursuant to tax receivable agreement	(9,335)	-
Net cash provided by operating activities	148,191	122,350

Cash flows from investing activities
Capital expenditures and other	(40,526)	(55,720)
Proceeds from sale of assets	2,811	1,313
Net cash used in investing activities	(37,715)	(54,407)

Cash flows from financing activities
Principal payments on long-term debt	-	(248,529)
Payment of deferred financing costs	-	(576)
Payments on finance leases	(5,660)	(4,456)
Net proceeds from equity offerings	-	828,168
Distributions to members	(5,853)	(31,848)
Redemptions of CW Units	-	(575,681)
Repurchase of shares	(1,529)	-
Net cash used in financing activities	(13,042)	(32,922)

Effect of exchange rate changes on cash and cash equivalents	(730)	(614)

Net increase in cash and cash equivalents	96,704	34,407

Cash and cash equivalents
Beginning of period	70,841	7,574
End of period	$167,545	$41,981

Cactus, Inc. – Supplemental Information

Reconciliation of GAAP to non-GAAP Financial Measures

Net income, as adjusted and diluted earnings per share, as adjusted(1)

(unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2019	2019	2018
	(in thousands, except per share data)
Net income	$35,833	$40,750	$43,648
Adjustments:
Other non-operating (income) expense (2)	(558)	-	-
Income tax expense differential (3)	822	(1,577)	(4,491)
Net income, as adjusted (1)	$36,097	$39,173	$39,157

Diluted earnings per share, as adjusted (1)	$0.48	$0.52	$0.52

Weighted average shares outstanding, as adjusted (4)	75,340	75,375	75,298

(1)

Net income, as adjusted and diluted earnings per share, as adjusted are not measures of net income as determined by GAAP. Net income, as adjusted and diluted earnings per share, as adjusted are supplemental non-GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements. Cactus defines net income, as adjusted as net income assuming Cactus, Inc. held all units in Cactus LLC, its operating subsidiary, at the beginning of the period, with the resulting additional income tax expense related to the incremental income attributable to Cactus, Inc. Net income, as adjusted, also includes certain other adjustments described below. Cactus defines diluted earnings per share, as adjusted as net income, as adjusted divided by weighted average shares outstanding, as adjusted. The Company believes this supplemental information is useful for evaluating performance period over period.

(2)	Represents a non-cash adjustment for the revaluation of the liability related to the tax receivable agreement.
(3)

Represents the increase or decrease in tax expense as though Cactus, Inc. owned 100% of Cactus LLC at the beginning of the period, calculated as the difference in tax expense recorded during each period and what would have been recorded, adjusted for item (2) above, based on a corporate effective tax rate of 24.0% on income before income taxes for the three months ended September 30, 2019 and June 30, 2019 and 24.5% for the three months ended September 30, 2018.

(4)

Reflects 47,095, 46,881, and 35,821 weighted average shares of Class A common stock and 28,018, 28,230 and 39,069 of additional shares for the three months ended September 30, 2019, June 30, 2019 and September 30, 2018, respectively, as if the weighted average shares of Class B common stock were exchanged and canceled for Class A common stock at the beginning of the period, plus the effect of dilutive securities.

Cactus, Inc. – Supplemental Information

Reconciliation of GAAP to non-GAAP Financial Measures

EBITDA and Adjusted EBITDA(1)

(unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2019	2019	2018
	(in thousands)
Net income	$35,833	$40,750	$43,648
Interest (income) expense, net	(373)	(93)	270
Income tax expense	12,221	10,793	8,215
Depreciation and amortization	10,007	9,376	7,841
EBITDA (1)	57,688	60,826	59,974
Other non-operating (income) expense (2)	(558)	-	-
Stock-based compensation	1,689	1,892	1,287
Adjusted EBITDA (1)	$58,819	$62,718	$61,261

	Nine Months Ended
	September 30,	September 30,
	2019	2018
	(in thousands)
Net income	$125,029	$111,598
Interest (income) expense, net	(489)	3,370
Income tax expense	22,041	14,564
Depreciation and amortization	28,264	21,829
EBITDA (1)	174,845	151,361
Other non-operating (income) expense (2)	(558)	-
Secondary offering related expenses	1,042	-
Loss on debt extinguishment	-	4,305
Stock-based compensation	5,257	3,384
Adjusted EBITDA (1)	$180,586	$159,050

(1)

EBITDA and Adjusted EBITDA are not measures of net income as determined by GAAP. EBITDA and Adjusted EBITDA are supplemental non‑GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. Cactus defines EBITDA as net income excluding net interest, income tax and depreciation and amortization. Cactus defines Adjusted EBITDA as EBITDA excluding the other items outlined above.

Cactus management believes EBITDA and Adjusted EBITDA are useful because they allow management to more effectively evaluate the Company’s operating performance and compare the results of its operations from period to period without regard to financing methods or capital structure, or other items that impact comparability of financial results from period to period. EBITDA and Adjusted EBITDA should not be considered as alternatives to, or more meaningful than, net income or any other measure as determined in accordance with GAAP. The Company’s computations of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. Cactus presents EBITDA and Adjusted EBITDA because it believes they provide useful information regarding the factors and trends affecting the Company’s business.

(2)	Represents a non-cash adjustment for the revaluation of the liability related to the tax receivable agreement.

Cactus, Inc. – Supplemental Information

Depreciation and Amortization by Category

(unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2019	2019	2018
	(in thousands)
Cost of product revenue	$884	$762	$792
Cost of rental revenue	6,384	5,966	4,671
Cost of field service and other revenue	2,558	2,478	2,269
Selling, general and administrative expenses	181	170	109
Total depreciation and amortization	$10,007	$9,376	$7,841

	Nine Months Ended
	September 30,	September 30,
	2019	2018
	(in thousands)
Cost of product revenue	$2,411	$2,361
Cost of rental revenue	17,867	13,058
Cost of field service and other revenue	7,486	6,098
Selling, general and administrative expenses	500	312
Total depreciation and amortization	$28,264	$21,829

Cactus, Inc. – Supplemental Information

Estimated Market Share(1)

(unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2019	2019	2018
Cactus U.S. onshore rigs followed	256	283	282
Baker Hughes U.S. onshore rig count quarterly average	894	963	1,029
Market share (1)	28.6%	29.4%	27.4%

(1)

Market share represents the average number of active U.S. onshore rigs Cactus followed (which Cactus defines as the number of active U.S. onshore drilling rigs to which it was the primary provider of wellhead products and corresponding services during drilling) as of mid-month for each of the three months in the applicable quarter divided by the Baker Hughes U.S. onshore rig count quarterly average. Cactus believes that comparing the total number of active U.S. onshore rigs to which it was providing its products and services at a given time to the number of active U.S. onshore rigs during the same period provides Cactus with a reasonable approximation of its market share with respect to wellhead products sold and the corresponding services it provides.